Exhibit 10.24

Myers Industries, Inc.

Confidentiality Agreement

This Confidentiality Agreement (the “Agreement”), effective as of August 17, 2020 (the “Effective Date”), is entered into by and between Myers Industries, Inc. (the “Disclosing Party”) and Jim Gurnee (the “Recipient”, and together with the Disclosing Party, the “Parties”, and each, a “Party”).

WHEREAS, in connection with the evaluation of a potential business relationship between the Disclosing Party or one of its subsidiaries and/or affiliates and the Recipient (the “Purpose”), the Recipient desires to receive certain information from the Disclosing Party that is non-public, confidential, or proprietary in nature; and

WHEREAS, the Disclosing Party desires to disclose such information to the Recipient, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, the Parties agree as follows:

1. Confidential Information. Except as set forth in Section 2 below, “Confidential Information” means all non-public, confidential, or proprietary information disclosed before, on, or after the Effective Date, by or on behalf of the Disclosing Party to the Recipient which relates to the Purpose, whether disclosed orally or disclosed or accessed in written, electronic or other form or media, and whether or not marked, designated, or otherwise identified as “confidential,” and all notes, analyses, summaries, and other materials (the “Notes”) prepared by or for the Recipient that contain, are based on, or otherwise reflect or are derived, in whole or in part, from any of the foregoing. “Confidential Information” shall not include information that: (a) is or becomes generally available to and known by the public other than as a result of any act or omission by the Recipient; (b) is or becomes available to the Recipient on a non-confidential basis from a third-party source that was not legally or contractually restricted from disclosing such information; (c) was known by or in the possession of the Recipient, as established by documentary evidence, prior to being disclosed by or on behalf of the Disclosing Party; or (d) was or is independently developed by the Recipient, as established by documentary evidence, without reference to or use of any Confidential Information.

2. Recipient Obligations. The Recipient shall: (a) not disclose any Confidential Information to any third party; (b) use strict care to prevent unauthorized use or disclosure of Confidential Information; (c) not use Confidential Information, or permit it to be accessed or used, for any purpose other than the Purpose; (d) promptly notify the Disclosing Party of any unauthorized disclosure of Confidential Information or other breaches of this Agreement by the Recipient of which the Recipient has knowledge; and (e) fully cooperate with the Disclosing Party in any effort undertaken by the Disclosing Party to enforce its rights related to any such unauthorized disclosure. In addition, except as required by applicable law, or otherwise as mutually agreed in writing by the Parties, the Recipient shall not disclose to any third party: (a) that the Confidential Information has been made available to the Recipient; (b) that discussions may be or are underway regarding the Purpose, including the status thereof; or (c) any terms, conditions, or other arrangements that are being discussed or negotiated in relation to the Confidential Information or the Purpose.

3. Required Disclosure. If the Recipient is required by applicable law to disclose any Confidential Information, prior to making any such disclosure, the Recipient shall provide the Disclosing Party with: (a) prompt written notice of such requirement so that the Disclosing Party may seek a protective order or other remedy; and (b) reasonable assistance in opposing such disclosure or seeking a protective order or other limitations on disclosure. If, after providing such notice and assistance as required herein, the Recipient remains required to disclose any Confidential Information, the Recipient shall disclose no more than that portion of the Confidential Information which is required to be disclosed and shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment.

4. Return or Destruction of Confidential Information. At the Disclosing Party’s request, the Recipient shall promptly return to the Disclosing Party all copies, whether in written, electronic or other form or media, of the

Disclosing Party’s Confidential Information, or destroy all such copies and certify in writing to the Disclosing Party that such Confidential Information has been destroyed. In addition, the Recipient shall also destroy all copies of any Notes created by the Recipient and certify in writing to the Disclosing Party that such copies have been destroyed.

5. No Obligations; No Representations or Warranties. The Disclosing Party has no obligation under this Agreement to (a) disclose any Confidential Information or (b) negotiate for, enter into, or otherwise pursue the Purpose. The Disclosing Party provides all Confidential Information without any representation or warranty, expressed or implied, as to the accuracy or completeness thereof, and the Disclosing Party will have no liability to Recipient or any other person relating to the Recipient’s use of any of the Confidential Information or any errors therein or omissions therefrom.

6. No Transfer of Rights. Title, or Interest. The Disclosing Party retains its entire right, title, and interest, including all intellectual property rights, in and to all Confidential Information. Any disclosure of such Confidential Information hereunder shall not be construed as an assignment, grant, option, license, or other transfer of any such right, title, or interest whatsoever to the Recipient

7. Remedies. The Recipient acknowledges and agrees that any breach of this Agreement will cause injury to the Disclosing Party for which money damages would be an inadequate remedy and that, in addition to remedies at law, the Disclosing Party is entitled to equitable relief as a remedy for any such breach.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Ohio.

9. Miscellaneous. This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Neither Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party, provided that the Disclosing Party may assign any of its rights and delegate any of its obligations hereunder to any person or entity that acquires substantially all of the Disclosing Party’s assets. Any purported assignment or delegation in violation of this Section 9 shall be null and void.

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

DISCLOSING PARTY

Myers Industries, Inc.

By: /s/ Michael McGaugh

Name: Michael McGaugh

Title: President and CEO

RECIPIENT

By /s/ Jim Gurnee

Name: Jim Gurnee

Title: Vice President – Commercial Excellence